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                                  EXHIBIT (15)


         LETTER IN LIEU OF CONSENT REGARDING REVIEW REPORT OF UNAUDITED
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                         INTERIM FINANCIAL INFORMATION
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P. H. Glatfelter Company:

We have reviewed, in accordance with standards established by the American Institute of Certified Public Accountants, the unaudited condensed consolidated financial statements of P. H. Glatfelter Company and subsidiaries for the three-month and six-month periods ended June 30, 1994 and 1993, as indicated in our report dated July 15, 1994; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended June 30, 1994, is incorporated by reference in Registration Statements Nos. 33-24858, 33-25884, 33-37198, 33-49660, 33-53338 and 33-54409 on Form S-8.

We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



Deloitte & Touche
Philadelphia, Pennsylvania
July 15, 1994



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